                                                                    EXHIBIT 4(f)

                      ML LIFE INSURANCE COMPANY OF NEW YORK

              GUARANTEED MINIMUM WITHDRAWAL BENEFIT ("GMWB") RIDER


This Rider is part of the Contract to which it is attached (the "Base Contract") and is subject to all the terms and conditions of the Base Contract. The provisions of this Rider control over any contrary provisions of the Base Contract.

This Rider is available only if, on the GMWB Effective Date, the Owner (and Co-Owner, if any) is not younger than the Minimum Age for GMWB Rider and is not older than the Maximum Age for GMWB Rider. The GMWB Effective Date and the Minimum Age and Maximum Age for the GMWB Rider are shown on the GMWB Rider page of the Contract Schedule ("GMWB Rider Schedule").

If the Owner is a non-natural person, all references to Owner shall mean Annuitant. As described on the GMWB Rider Schedule, restrictions may apply to Owners and Annuitants.

RIGHT TO CANCEL RIDER: As described on the GMWB Rider Schedule, You may cancel this Rider to be effective on any of the Allowable GMWB Cancellation Dates by notification acceptable to Us.

RIGHT TO ADD RIDER: As described on the GMWB Rider Schedule, if this Rider has been cancelled, You may re-elect it to be effective on any of the subsequent Allowable GMWB Addition Dates by notification acceptable to Us. Availability of this Rider and its provisions are subject to the terms and conditions in effect at the time of each subsequent Allowable GMWB Addition Date.

WAIVER OF CONTRACT PROVISIONS: As described on the GMWB Rider Schedule, certain Contract provisions will be waived while this Rider is in effect.

ALLOCATION GUIDELINES AND RESTRICTIONS: As described on the GMWB Rider Schedule, Allocation Guidelines and Restrictions will apply and We may periodically rebalance Your Account Value while this Rider is in effect.

GUARANTEED LIFETIME AMOUNT (GLA): This Rider guarantees that You may receive up to the GLA each year during Your lifetime (or, if there are Co-Owners, until the death of the second Owner).

Your GLA is determined by multiplying the applicable Lifetime Income Percentage by the GMWB Base. The Lifetime Income Percentage and GMWB Base and how each is determined are described on the GMWB Rider Schedule

Withdrawals which cause the cumulative amount withdrawn in any Contract Year to be greater than the GLA will reduce the GMWB Base, possibly to zero.

If the Account Value is reduced to zero as a result of either a withdrawal or the deduction of fees and/or charges and the resulting GMWB Base is greater than zero, then an Annuity Date will be established and GLA payments will be made each year as described under GMWB Settlement on the GMWB Rider Schedule.

Any Ownership change that does not result in termination of this Rider may result in a change to the Lifetime Income Percentage. Any change in the Lifetime Income Percentage or the GMWB Base will result in a corresponding change to Your GLA.

WAIVER OF SURRENDER CHARGE: As described on the GMWB Rider Schedule, any Surrender Charge that would otherwise apply to all or a portion of a withdrawal made while this Rider is in effect may be waived.

PREMIUM LIMITATION: As described on the GMWB Rider Schedule, We may limit or not accept additional Premiums while this Rider is in effect.

BENEFIT AVAILABLE ON MATURITY DATE: As described on the GMWB Rider Schedule, if the Maturity Date occurs while this Rider is in effect, We will make the GLA available each year through lifetime annuity payments as described on the GMWB Rider Schedule.

GMWB CHARGE: The current and maximum GMWB Charge Percentage, how the charge is determined, and when and how it is collected are described on the GMWB Rider Schedule. The current GMWB Charge may change but it will never exceed the maximum GMWB Charge.

TERMINATION: This Rider will terminate upon the earliest of:
        (i)     a withdrawal that reduces the GMWB Base to zero; or
        (ii) a change of Owner resulting in termination as described under Change of Owner on the GMWB Rider Schedule; or
        (iii) cancellation of this Rider in accordance with the Right to Cancel Rider provision; or
        (iv) establishment of an Annuity Date when the Account Value has been reduced to zero and the GMWB Base is greater than zero as described under Guaranteed Lifetime Amount; or
        (v) application of all of the Annuity Value to an Annuity Option on the Annuity Date; or
        (vi) receipt of Due Proof of Death of the Owner (the first Owner to die if this Contract has Co-Owners) unless at that time this Rider is available under the Base Contract and an Eligible Spousal Beneficiary continues the Base Contract and qualifies for continuation of this Rider; or
        (vii)   termination of the Base Contract.

All benefits and charges associated with this Rider will cease after the effective date of termination.



                                           ML LIFE INSURANCE COMPANY OF NEW YORK



                                           By:         /s/ Lori M. Salvo
                                               ---------------------------------
                                                           Secretary

                                            Contract Number:     [%999999999]

GMWB RIDER SCHEDULE

GMWB EFFECTIVE DATE:                            [October 1, 2005]

MINIMUM AGE FOR GMWB RIDER:                     [60]

MAXIMUM AGE FOR GMWB RIDER:                     [80]

ALLOWABLE GMWB CANCELLATION DATES:              each 3rd Contract Anniversary, provided We receive
                                                written notification at Our Service Center no
                                                earlier than 90 days but at least 3 days prior to
                                                such GMWB Cancellation Date.

ALLOWABLE GMWB ADDITION DATES:                  each 3rd Contract Anniversary, provided We receive
                                                written notification at Our Service Center no
                                                earlier than 90 days but at least 3 days prior to
                                                such GMWB Addition Date.

RESTRICTIONS ON OWNERS:
        Only spouses may be Co-Owners. If there are Co-Owners, they also must be Joint Annuitants.

RESTRICTIONS ON ANNUITANTS:
        If the Owner is an individual natural person, then the Annuitant must be the Owner. Only spouses may be Joint Annuitants. If there are Joint Annuitants, they also must be Co-Owners.

WAIVER OF CONTRACT PROVISIONS:
        The following Contract Provisions are waived while this Rider is in effect:
                1.      the Inactive Contract provision in the General
                        Provisions section of the Base Contract; and
                2.      the Minimum Surrender Value after a partial withdrawal
                        requirement in the Withdrawals Requirements and
                        Limitations section of the Contract Schedule, except if You request a withdrawal resulting in an Excess Withdrawal (as described in the GMWB Base section of the GMWB Rider Schedule).

ALLOCATION GUIDELINES AND RESTRICTIONS:
        You must participate in a quarterly Rebalancing Program and provide Us with written instructions that comply with the following:

                (1) You must allocate at least 40%, but not more than 70% of Your total allocations among subaccounts in the following Investment Categories:
                                Large Cap
                                Mid Cap
                                Small Cap
                                International

                (2) You must allocate no more than 40% of Your total allocations among the following Investment Categories:
                                Small Cap
                                International
                                Alternative
                                Money Market

                                            Contract Number:     [%999999999]

GMWB RIDER SCHEDULE (CONTINUED)

                (3) You must allocate the remaining amounts among the other Investment Categories so Your total allocations equal 100%.

                (4) You must choose a periodic Rebalancing Date from the 1st through the 28th day of the month.

                (5) You must schedule Your first Rebalancing Date to begin within 95 days from the GMWB Effective Date.

                (6) You agree to furnish new allocation instructions that comply with (1) - (3) above prior to any future closure or elimination of a subaccount in which You are invested.

        You may request to change Your instructions while this Rider is in effect provided that each request complies with (1) - (4) above.

        On a GMWB Addition Date and on each quarterly Rebalancing Date thereafter, We automatically reallocate Your Account Value to maintain the percentage allocation among the subaccounts that You have selected.

        You must allocate any additional Premiums in accordance with the subaccounts and percentages You have selected.

        You may request to transfer among subaccounts while this Rider is in effect provided that each request results in an allocation of Your Account Value that complies with (1) and (2) above as of the end of the last Valuation Period preceding receipt of Your request.

        Only pro-rata withdrawal requests affecting all subaccounts in which You are invested will be accepted while this Rider is in effect.

LIFETIME INCOME PERCENTAGE:
        The initial Lifetime Income Percentage set forth below is based upon the age of the Owner (or the younger Owner if there are Co-Owners) on the date of the first withdrawal on or after the GMWB Effective Date.

                                    Age of (Younger) Owner when                     Lifetime
                                   First Withdrawal is taken on or                   Income
                                     after GMWB Effective Date                     Percentage
                                     -------------------------                     ----------
                                               60 - 64                               [4.5%]
                                               65 - 69                               [5.0%]
                                               70 - 74                               [5.5%]
                                               75 - 79                               [6.0%]
                                                 80+                                 [7.0%]

        The Lifetime Income Percentage will be redetermined on the effective date of a change of Owner acceptable to Us, in accordance with the percentages then in effect.

                                            Contract Number:     [%999999999]

GMWB RIDER SCHEDULE (CONTINUED)

GMWB BASE:
        THE GMWB BASE IS USED SOLELY TO DETERMINE THE GUARANTEED LIFETIME AMOUNT
        (GLA) AND THE GMWB CHARGE. THE GMWB BASE DOES NOT ESTABLISH OR GUARANTEE AN ACCOUNT VALUE, SURRENDER VALUE, MINIMUM DEATH BENEFIT OR MINIMUM RETURN FOR ANY INVESTMENT OPTION.

        (1)     ON THE GMWB EFFECTIVE DATE:

                If the GMWB Effective Date is the Contract Date, the GMWB BASE is the Initial Premium. If the GMWB Effective Date is an Allowable GMWB Addition Date, the GMWB BASE is the Contract Value on the GMWB Effective Date.

        (2)     PRIOR TO THE FIRST WITHDRAWAL AFTER THE GMWB EFFECTIVE DATE:

                The GMWB BASE is equal to GMWB Maximum Anniversary Value (MAV) Base.

                        GMWB MAV BASE: The GMWB MAV Base is equal to the greatest of the anniversary values. An anniversary value is equal to the sum of (i) plus (ii) where:

                                (i) is the GMWB Base on the GMWB Effective Date and is the Contract Value on each Contract Anniversary thereafter; and

                                (ii) is the sum of all Additional Premiums since that date.

                        We will calculate an anniversary value on the GMWB Effective Date and on each Contract Anniversary thereafter through the earlier of the date You make Your first withdrawal on or after the GMWB Effective Date, and the 10th Contract Anniversary after the GMWB Effective Date. No additional anniversary values will be calculated thereafter for purposes of the GMWB MAV Base.

        (3)     ON AND AFTER THE FIRST WITHDRAWAL AFTER THE GMWB EFFECTIVE DATE:

                (a) When the cumulative withdrawals during the Contract Year, including the most recent withdrawal, are not in excess of the GLA, the GMWB BASE will equal the GMWB Base immediately prior to such withdrawal.

                (b) When an Excess Withdrawal applies during the Contract Year, the GMWB BASE will equal the lesser of:
                        (i) the GMWB Base immediately prior to such withdrawal less the Adjusted Excess Withdrawal; or
                        (ii)    the Account Value after the withdrawal.

                                            Contract Number:     [%999999999]

GMWB RIDER SCHEDULE (CONTINUED)

        EXCESS WITHDRAWAL:
                (1) If cumulative withdrawals in a Contract Year have already exceeded the GLA in effect at the time of a withdrawal request, then the entire amount of that withdrawal is an Excess Withdrawal.

                (2) If a withdrawal causes the total amount withdrawn during a Contract Year to exceed the GLA in effect at the time of the withdrawal request, then the amount that the cumulative withdrawals are in excess of the GLA is an Excess Withdrawal.

        ADJUSTED EXCESS WITHDRAWAL: An Adjusted Excess Withdrawal is equal to the Excess Withdrawal multiplied by an adjustment factor. The adjustment factor is calculated by dividing the GMWB Base by the Account Value, where both values are determined just prior to such withdrawal.

        REQUIRED MINIMUM DISTRIBUTION (RMD): If you are required to make withdrawals from Your Contract to satisfy the RMD rules under Section 401(a)(9) of the Internal Revenue Code You must notify us in writing.

        If We receive such written notification and if We determine that the RMD for Your Contract is greater than Your GLA, then any reduction to the GMWB Base may be limited as follows:

                (1) Notwithstanding section (3)(b) above, if cumulative withdrawals for that Contract Year, including the requested withdrawal, do not exceed the RMD, then We will limit any adjustment factor to not exceed 1.0, and the GMWB Base will equal (3)(b)(i) above.

                (2) If a withdrawal causes cumulative withdrawals for that Contract Year to exceed the RMD, then We will limit the adjustment factor for a portion of the Excess Withdrawal (equal to the Excess Withdrawal less the amount by which cumulative withdrawals exceed the RMD) to not exceed
                        1.0. The adjustment factor for the remaining portion of the Excess Withdrawal will be determined as described in the ADJUSTED EXCESS WITHDRAWAL section of the GMWB Rider Schedule.

        AUTOMATIC STEP-UP: On each 3rd Contract Anniversary after the first withdrawal, if the Contract Value is greater than the GMWB Base, the GMWB Base will be increased to equal the Contract Value.

GMWB SETTLEMENT:
        On any date the Account Value is reduced to zero, the following will occur:
                (1) any remaining GLA not yet withdrawn in the current Contract Year will be paid in a lump sum in accordance with applicable legal requirements; and
                (2) an Annuity Date no earlier than the next Contract Anniversary will be established and monthly annuity payments equal to the GLA divided by 12, payable until the death of the [second] Annuitant, will start on that date; and

                                            Contract Number:     [%999999999]

GMWB RIDER SCHEDULE (CONTINUED)

                (3)     all riders attached to the Base Contract will terminate.

        Different payment intervals or other lifetime annuity payments acceptable to Us may be used, but will result in an actuarially reduced annuity payment.

CHANGE OF OWNER:

        If there is a change of Owner or an assignment (in states where applicable) of this Contract, this Rider will terminate unless the Owner is changed under any of the circumstances described below:

                (1) a spouse of the current Owner is added as an Owner and was neither younger than the minimum age for GMWB Rider nor older than the Maximum Age for GMWB Rider on the GMWB Effective Date; or
                (2)     a spouse of the current Owner is removed as an Owner; or
                (3) as the result of the creation or termination of a trust, the life (or lives) upon which GLA payments under this Rider are based has not changed; or
                (4) an Eligible Spousal Beneficiary becomes the Owner while this Rider is still available and on the GMWB Effective Date was not younger than the Minimum Age for GMWB Rider.

SPOUSAL CONTINUATION:
        If the Spousal Continuation Option is elected or is automatically applied and this Rider is still available, the GMWB Base will be reset to equal the greater of the Contract Value and the GMWB Base, and the Lifetime Income Percentage will be based on the age of the spouse on the Spousal Continuation Date subject to the terms and conditions in effect at that time.

WAIVER OF SURRENDER CHARGE:
        Any Surrender Charge that would otherwise apply to the portion of a withdrawal that is not an Excess Withdrawal will be waived.

PREMIUM LIMITATION:
        No additional Premiums can be paid on or after the date You make Your first withdrawal on or after the GMWB Effective Date.

BENEFIT AVAILABLE ON MATURITY DATE:
        The Benefit Available on Maturity Date will provide monthly annuity payments equal to the GLA divided by 12 until the death of the [second] Annuitant.

        We must receive written notification of Your election of such Benefit Available on Maturity Date no earlier than 90 days but at least 3 days prior to the Maturity Date.

        Different payment intervals or other lifetime annuity payments acceptable to Us may be used, but will result in an actuarially reduced annuity payment.

                                            Contract Number:     [%999999999]

GMWB RIDER SCHEDULE (CONTINUED)

GMWB CHARGE:
                                         Current                  Maximum
                                         -------                  -------
        GMWB Charge Percentage:          [0.75% annually]         1.50% annually

        The GMWB Charge is calculated on each Monthaversary as follows:
                (1)     the GMWB Base is determined on the Monthaversary;
                (2) that amount is multiplied by the current GMWB Charge Percentage;
                (3)     the resulting amount is divided by 12.

        The sum of the GMWB Charges calculated on each of the three preceding Monthaversaries is deducted from the Contract Value on each Quarterversary.

        If the Contract Date falls on the 29th, 30th or 31st, We will use the last day of the month for any month that does not have a corresponding Monthaversary or Quarterversary for purposes of calculating and deducting GMWB Charges.

        If the GMWB Rider is terminated other than on a Quarterversary, We will deduct from the Contract Value the pro-rata portion of any GMWB Charges calculated on any prior Monthaversary but not yet collected.

        The GMWB Charge is deducted from each subaccount in the ratio of Your interest in each subaccount to Your Account Value on the date the charge is collected.

        The Contract Value and Surrender Value are reduced by any GMWB Charges calculated but not yet collected.